UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2008

THE READER’S DIGEST ASSOCIATION, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-10434	13-1726769
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Reader’s Digest Road
Pleasantville, New York 10570

(Address of Principal Executive Offices) (Zip Code)

(914) 238-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On December 19, 2008, The Reader’s Digest Association, Inc. (“RDA”) completed its previously announced sale of certain assets of Books Are Fun, Ltd. (“BAF” and, together with RDA, the “Seller”), RDA’s display-marketing division, to Imagine Nation Books, Ltd. (“INB”) for a purchase price of approximately $17.5 million.  The sale was completed pursuant to an Asset Purchase Agreement dated as of November 11, 2008, by and among the Seller and INB.  The transaction included, among other things, the sale of certain intellectual property and product inventory, and INB will have the right to contract for the services of BAF’s independent sales representatives following the closing of the transaction.

At closing, the Seller and INB entered into a five-year non-competition and non-solicitation agreement whereby Seller agreed not to compete with INB in certain circumstances.  At closing, RDA and INB also entered into a multi-year sourcing agreement in which RDA will provide INB access to RDA products for INB to sell in display marketing channels.

RDA believes that neither it nor any of its affiliates has any material relationships with INB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE READER’S DIGEST ASSOCIATION, INC.

By:	/s/ Lisa M. Spivack
Lisa M. Spivack
Associate General Counsel and
Assistant Secretary

Date:  December 23, 2008